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                                                                      EXHIBIT 21

MANUFACTURED HOME COMMUNITIES, INC.
SUBSIDIARIES OF THE REGISTRANT


                                                State of Incorporation
                                                    or Organization
                                                    ---------------

MHC Operating Limited Partnership                      Illinois

MHC Financing Limited Partnership                      Illinois

MHC Management Limited Partnership                     Illinois

MHC Financing Limited Partnership Two                  Delaware

Blue Ribbon Communities Limited Partnership            Delaware

LP Management Corporation                              Delaware

MHC-QRS, Inc.                                          Delaware

MHC-QRS Two, Inc.                                      Delaware

MHC-QRS Blue Ribbon Communities, Inc.                  Delaware

MHC Lending Limited Partnership                        Illinois

MHC-Lending QRS, Inc.                                  Illinois

MHC-DeAnza Financing Limited Partnership               Illinois

MHC-QRS DeAnza, Inc.                                   Illinois

MHC-DAG Management Limited Partnership                 Illinois

MHC-Bay Indies Financing Limited Partnership           Illinois

MHC-QRS Bay Indies, Inc.                               Illinois

MHC Systems, Inc.                                      Illinois